EXHIBIT 10.4
SCORPION PERFORMANCE, INC.
2007 EQUITY INCENTIVE PLAN

TABLE OF CONTENTS

1)	PURPOSES OF THE PLAN		1

2)	DEFINITIONS		1

3)	COMPLIANCE WITH APPLICABLE LAWS		1

4)	EFFECTIVE DATE; TERM OF PLAN		2

5)	STOCK SUBJECT TO THE PLAN		2

	a)	Stock Subject to the Plan	2
	b)	Lapsed Awards	2
	c)	Reservation of Shares	2

6)	ADMINISTRATION OF PLAN		3

	a)	Plan Administrator	3
	b)	Powers of the Administrator	3
	c)	Effect of Administrator’s Decision	4
	d)	Information to be furnished to Committee	4
	e)	Liability and Indemnification of Committee	4

7)	ELIGIBLE PARTICIPANTS		5

8)	STOCK OPTIONS		5

	a)	Limitations	5
	b)	Term of Option	6
	c)	Option Exercise Price	6
	d)	Waiting Period and Exercise Dates	6
	e)	Form of Consideration	6
	f)	Procedure for Exercise; Rights as a Shareholder	7
	g)	Termination of Relationship as a Service Provider	7
	h)	Disability of Participant	8
	i)	Death of Participant	8

9)	RESTRICTED STOCK		8

	a)	Grant of Restricted Stock	8
	b)	Restricted Stock Agreement	8
	c)	Transferability	9
	d)	Other Restrictions	9
	e)	Removal of Restrictions	9
	f)	Voting Rights	9
	g)	Dividends and Other Distributions	9
	h)	Return of Restricted Stock to Company	9

10)	RESTRICTED STOCK UNITS		9

	a)	Grant of Restricted Stock Units	9
	b)	Vesting Criteria and Other Terms	10
	c)	Earning Restricted Stock Units	10
	d)	Form and Timing of Payment	10
	e)	Cancellation	10

11)	STOCK APPRECIATION RIGHTS		10

	a)	Grant of Stock Appreciation Rights	10
	b)	Number of Shares	10
	c)	Exercise Price and Other Terms	10
	d)	Stock Appreciation Right Agreement	11

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	e)	Expiration of Stock Appreciation Rights	11
	f)	Payment of Stock Appreciation Right Amount	11

12)	PERFORMANCE UNITS AND PERFORMANCE SHARES		11

	a)	Grant of Performance Units/Shares	11
	b)	Value of Performance Units/Shares	11
	c)	Performance Objectives and Other Terms	11
	d)	Earning of Performance Units/Shares	12
	e)	Form and Timing of Payment of Performance Units/Shares	12
	f)	Cancellation of Performance Units/Shares	12

13)	ADJUSTMENTS; DISSOLUTION OR LIQUIDATION; MERGER OR CHANGE IN CONTROL		12

	a)	Adjustments	12
	b)	Dissolution or Liquidation	12
	c)	Change in Control	13

14)	TERMS AND CONDITIONS OF AWARDS		14

	a)	Performance Criteria	14
	b)	No Effect on Employment or Service	14
	c)	No Effect on Retirement and Other Benefit Plans	14
	d)	Date of Grant	14
	e)	Leave of Absence/Company Transfer	15
	f)	Restrictions on Transfer of Award	15
	g)	Withholding	15
	h)	Compliance with Laws Upon Delivery of Shares	15
	i)	Representations and Warranties of Participant	16
	j)	Inability to Obtain Authority	16
	k)	Registration of Shares	16
	l)	Unfunded Obligation	16

15)	AMENDMENT; TERMINATION OF PLAN		16

16)	CONSTRUCTION OF PLAN		17

17)	GOVERNING LAW		17

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SCORPION PERFORMANCE, INC.
2007 EQUITY INCENTIVE PLAN
     SCORPION PERFORMANCE, INC., a Florida corporation (the “Company”), does herein set forth the terms of the SCORPION PERFORMANCE, INC. 2007 Equity Incentive Plan (the “Plan”).
1) PURPOSES OF THE PLAN
     The purposes of this Plan are to (a) attract and retain employees, directors and other persons providing services to the Company and Related Entities; (b) motivate Participants, by means of appropriate incentives, to achieve long range goals; and (c) thereby promote the long term financial interests of the Company. The Plan permits the grant of Incentive Stock Options, Non-Statutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units and Performance Shares.
2) DEFINITIONS
     The definitions set forth on Schedule A, as amended, shall apply as used herein and in the individual Award Agreements except as defined otherwise in an individual Award Agreement. In the event a term is separately defined in an individual Award Agreement, such definition shall supersede the definition contained in the Schedule to this Section 2.
3) COMPLIANCE WITH APPLICABLE LAWS
     (a) Compliance with Rule 16b-3. This Plan is intended to comply in all respects with Rule 16b-3 (“Rule 16b-3”) promulgated by the Securities and Exchange Commission under the Exchange Act, with respect to participants who are subject to Section 16 of the Exchange Act, and any provision(s) herein that is/are contrary to Rule 16b-3 shall be deemed null and void to the extent appropriate by either the Committee or the Board.
     (b) Compliance with Code. With respect to Incentive Stock Options, this Plan is intended to comply in every respect with Section 422 of the Code and the regulations promulgated thereunder. In the event any future statute or regulation shall modify the existing statute, this Plan shall be deemed to incorporate by reference such modification. Any Award Agreement relating to any Award granted pursuant to this Plan outstanding and unexercised at the time any modifying statute or regulation becomes effective shall also be deemed to incorporate by reference such modification, and no notice of such modification need be given to such Service Provider. If any provision of this Plan is determined to disqualify shares purchasable pursuant to an Award granted under this Plan from the special tax treatment provided by the Code, such provision shall be deemed null and void and to incorporate by reference the modification required to qualify the shares for said tax treatment.
     (c) Compliance with Other Laws and Regulations. The Plan, the grant and exercise of Awards thereunder, and the obligation of the Company to sell and deliver Shares under such Awards, shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by any government or regulatory agency as may be required. No Award may be exercised if its exercise or the receipt of Shares pursuant thereto would be contrary to applicable laws.

4) EFFECTIVE DATE; TERM OF PLAN
     The Plan was adopted by the Board and a majority of the holders of the voting stock of the Company on August 28, 2007 (the “Effective Date). The Plan will continue in effect for a term of ten (10) years from the Effective Date, unless terminated earlier under Section 15 of the Plan.
5) STOCK SUBJECT TO THE PLAN
     a) Stock Subject to the Plan
          Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is 10,000,000 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.
     b) Lapsed Awards
          If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares, is forfeited to or repurchased by the Company due to failure to vest, the unpurchased Shares (or for Awards other than Options or Stock Appreciation Rights the forfeited or repurchased Shares) which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to Stock Appreciation Rights, only Shares actually issued pursuant to a Stock Appreciation Right will cease to be available under the Plan; all remaining Shares under Stock Appreciation Rights will remain available for future grant or sale under the Plan (unless the Plan has terminated). Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if Shares issued pursuant to Awards of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units are repurchased by the Company or are forfeited to the Company, such Shares will become available for future grant under the Plan. Shares used to pay the exercise price of an Award or to satisfy the tax withholding obligations related to an Award will become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Notwithstanding the foregoing and, subject to adjustment as provided in Section 13, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 5(a), plus, to the extent allowable under Section 422 of the Code and the Treasury Regulations promulgated thereunder, any Shares that become available for issuance under the Plan pursuant to Sections 3(b) and 3(c).
     c) Reservation of Shares
          The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

6) ADMINISTRATION OF PLAN
     a) Plan Administrator
     The Plan shall be administered by the Board of Directors until such time as a committee of not less than two directors (the “Committee”) shall be appointed. The members of the Committee shall serve at the pleasure of the Board, which may remove members from the Committee or appoint new members to the Committee from time to time, and members of the Committee may resign by written notice to the Chairman of the Board or the Secretary of the Company.
     b) Powers of the Administrator
     Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:
i)	to select the Employees, Directors and Consultants to whom Awards may be granted from time to time hereunder;

ii)	to determine whether and to what extent Awards are granted hereunder;

iii)	to determine the number of Shares or the amount of other consideration to be covered by each Award granted hereunder;

iv)	to approve forms of Award Agreements for use under the Plan;

v)	to determine the terms and conditions of any Award granted hereunder;

vi)	to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine;

vii)	to construe and interpret the terms of the Plan and Awards, including without limitation, any notice of award or Award Agreement, granted pursuant to the Plan;

viii)	to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws;

ix)	to modify or amend each Award (subject to Section 15 of the Plan), including but not limited to the discretionary authority to extend the post-termination exercise period of Awards and to extend the maximum term of an Option (subject to Section 8(b) regarding Incentive Stock Options);

x)	allow Participants to satisfy withholding tax obligations in such manner as prescribed in Section 14(g);

xi)	to authorize any Person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

xii)	to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award; and

xiii)	to make all other determinations deemed necessary or advisable for administering the Plan and to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.
     c) Effect of Administrator’s Decision
          The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator; provided that the Administrator may not exercise any right or power reserved to the Board. Any decision made, or action taken, by the Administrator or in connection with the administration of this Plan shall be final, conclusive and binding on all persons having an interest in the Plan.
     d) Information to be furnished to Committee
          The Company and Related Entities shall furnish the Committee such data and information as may be required for it to discharge its duties. The records of the Company and Related Entities as to an Employee or Participant’s employment (or other provision of services), termination of employment (or cessation of the provision of services), leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other Persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information, as the Committee considers desirable to carry out the terms of the Plan.
     e) Liability and Indemnification of Committee
          No member or authorized delegate of the Committee shall be liable to any Person for any action taken or omitted in connection with the administration of the Plan unless attributable to his own fraud, dishonesty, or willful misconduct; nor shall the Company or any Related Entity be liable to any Person for any such action unless attributable to fraud, dishonesty, or willful misconduct on the part of a Director or employee of the Company or Related Entity. The Committee, the individual members thereof, and persons acting as the authorized delegates of the Committee under the Plan, shall be indemnified by the Company against any and all liabilities, losses, costs and expenses (including legal fees and expenses) of whatsoever kind and nature which may be imposed on, incurred by or asserted against the Committee or its members or authorized delegates by reason of the performance of a Committee function if the Committee or its members or authorized delegates did not act fraudulently, dishonestly or in willful violation of the law or regulation under which such liability, loss, cost or expense arises. This indemnification shall not duplicate but may supplement any coverage available under any applicable insurance.
7) ELIGIBLE PARTICIPANTS
     (a) Non-Statutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units may be granted to any Employee, Director or Consultant of the Company or Related Entity; except that a Consultant who performs services to the Company or any of its subsidiaries shall be eligible to participate in the Plan only if the Consultant renders bona fide services and such services are not in connection with the offer or sale of securities in a capital-raising transaction.
     (b) Incentive Stock Options may be granted only to an Employee of the Company or a Subsidiary of the Company who has been employed (provided that a bona fide employer/employee relationship exists) by the Company or by any Subsidiary of the Company, for a continuous period of at least 60 days.
     (c) A Service Provider who has been granted an Award may, if otherwise eligible, be granted additional Awards.
     (d) The Administrator may issue Awards under the Plan in settlement, assumption or substitution for, outstanding awards or obligations to grant future awards in connection with the Company or a Related Entity acquiring another entity, an interest in another entity or an additional interest in a Related Entity whether by merger, stock purchase, asset purchase or other form of transaction.
8) STOCK OPTIONS
     a) Limitations
          Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Non-Statutory Stock Option. However, notwithstanding such designation, an Option will qualify as an Incentive Stock Option under the Code only to the extent the $100,000 dollar limitation of Section 422(d) of the Code is not exceeded. The $100,000 limitation of Section 422(d) of the Code is calculated based on the aggregate Fair Market Value of the Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by a Service Provider during any calendar year (under all plans of the Company or Related Entity). For purposes of this calculation, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the grant date of the relevant Option.

     b) Term of Option
          The term of each Option will be stated in the Award Agreement. In the case of an Incentive Stock Option, the term will be ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or Related Entity, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.
     c) Option Exercise Price
          The per share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, subject to the following:
          i) In the case of an Incentive Stock Option granted to (1) an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Related Entity, the per Share exercise price will be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant; or (2) granted to any Employee other than an Employee described in (1) immediately above, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.
          ii) In the case of a Non-Statutory Stock Option, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.
          iii) Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.
     d) Waiting Period and Exercise Dates
          At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.
     e) Form of Consideration
          The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of: (1) cash; (2) check; (3) promissory note; (4) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided that accepting such Shares, in the sole discretion of the

Administrator, will not result in any adverse accounting consequences to the Company; (5) consideration received by the Company under a broker-assisted (or other) cashless exercise program implemented by the Company in connection with the Plan; (6) any combination of the foregoing methods of payment; or (7) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.
     f) Procedure for Exercise; Rights as a Shareholder
          i) Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.
          ii) An Option will be deemed exercised when the Company receives: (i) notice of exercise (in such form as the Administrator may specify from time to time) from the Person entitled to exercise the Option; and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13 of the Plan.
          iii) Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.
     g) Termination of Relationship as a Service Provider
          Unless otherwise determined by the Board at or after the time of grant, in the event a Participant’s employment shall terminate for Cause, any Stock Option granted to such Participant which is then outstanding shall be canceled and shall terminate.
          If a Participant ceases to be a Service Provider, other than termination for Cause or termination as the result of the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

     h) Disability of Participant
          If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.
     i) Death of Participant
          If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the Person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following Participant’s death. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.
9) RESTRICTED STOCK
     a) Grant of Restricted Stock
          Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.
     b) Restricted Stock Agreement
          Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Restriction Period, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed.

     c) Transferability
          Except as provided in this Section 9, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Restriction Period.
     d) Other Restrictions
          The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.
     e) Removal of Restrictions
          Except as otherwise provided in this Section 9, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Restriction Period or at such other time as the Administrator may determine. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.
     f) Voting Rights
          During the Restriction Period, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.
     g) Dividends and Other Distributions
          During the Restriction Period, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless the Administrator provides otherwise. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeiture as the Shares of Restricted Stock with respect to which they were paid.
     h) Return of Restricted Stock to Company
          On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.
10) RESTRICTED STOCK UNITS
     a) Grant of Restricted Stock Units
          Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. After the Administrator determines that it will grant Restricted Stock Units under the Plan, it will advise the Participant in an Award Agreement of the terms, conditions, and restrictions related to the grant, including the number of Restricted Stock Units.

     b) Vesting Criteria and Other Terms
          The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment), or any other basis determined by the Administrator in its discretion.
     c) Earning Restricted Stock Units
          Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Administrator. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.
     d) Form and Timing of Payment
          Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) determined by the Administrator and set forth in the Award Agreement. The Administrator, in its sole discretion, may only settle earned Restricted Stock Units in cash, Shares, or a combination of both.
     e) Cancellation
          On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.
11) STOCK APPRECIATION RIGHTS
     a) Grant of Stock Appreciation Rights
          Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.
     b) Number of Shares
          The Administrator will have complete discretion to determine the number of Stock Appreciation Rights granted to any Service Provider.
     c) Exercise Price and Other Terms
          The per share exercise price for the Shares to be issued pursuant to exercise of a Stock Appreciation Right will be determined by the Administrator and will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. Otherwise, subject to Section 8(a) of the Plan, the Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan.

     d) Stock Appreciation Right Agreement
          Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.
     e) Expiration of Stock Appreciation Rights
          A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Sections 6(f) through 6(i) also will apply to Stock Appreciation Rights.
     f) Payment of Stock Appreciation Right Amount
          Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying (i) the difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times (ii) the number of Shares with respect to which the Stock Appreciation Right is exercised. At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.
12) PERFORMANCE UNITS AND PERFORMANCE SHARES
     a) Grant of Performance Units/Shares
          Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant.
     b) Value of Performance Units/Shares
          Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.
     c) Performance Objectives and Other Terms
          The Administrator will set performance objectives or other vesting provisions (including, without limitation, continued status as a Service Provider) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Service Providers. The time period during which the performance objectives or other vesting provisions must be met will be called the “Performance Period.” Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine. The Administrator may set performance objectives based upon the achievement of Company-wide, divisional, or individual goals, applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.
     d) Earning of Performance Units/Shares
          After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Unit/Share.
     e) Form and Timing of Payment of Performance Units/Shares
          Payment of earned Performance Units/Shares will be made as soon as practicable after the expiration of the applicable Performance Period. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.
     f) Cancellation of Performance Units/Shares
          On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.
13) ADJUSTMENTS; DISSOLUTION OR LIQUIDATION; MERGER OR CHANGE IN CONTROL
     a) Adjustments
          In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award, and the numerical Share limits in Section 5 of the Plan.
     b) Dissolution or Liquidation
          In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

     c) Change in Control
          In the event of a merger or Change in Control, each outstanding Award will be treated as the Administrator determines, including, without limitation, that each Award be assumed or an equivalent option or right substituted by the successor corporation or a parent or subsidiary of the successor corporation. The Administrator will not be required to treat all Awards similarly in the transaction. In the event that the successor corporation does not assume or substitute for the Award, the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met. In addition, if an Option or Stock Appreciation Right is not assumed or substituted in the event of a Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.
          For the purposes of this subsection (c), an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, Performance Unit or Performance Share, for each Share subject to such Award, to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.
          Notwithstanding anything in this Section 13(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

14) TERMS AND CONDITIONS OF AWARDS
     a) Performance Criteria
          Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria. The performance criteria established by the Administrator may be based on any one of, or combination of, the following: (i) increase in share price; (ii) earnings per share; (iii) total shareholder return; (iv) operating margin; (v) gross margin; (vi) return on equity; (vii) return on assets; (viii) return on investment; (ix) operating income; (x) net operating income; (xi) pre-tax profit; (xii) cash flow; (xiii) revenue; (xiv) expenses; (xv) earnings before interest, taxes and depreciation; (xvi) economic value added; (xvii) market share; (xviii) relative or absolute share price; and (xix) proforma net income. The performance criteria may be applicable to the Company, Related Entities and/or any individual business units of the Company or any Related Entity. Partial achievement of the specified criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the Award Agreement.
     b) No Effect on Employment or Service
     Nothing in this Plan or in any writing granting an Award shall confer upon any Service Provider any right with respect to the Service Provider’s Continuous Service, nor shall it interfere in any way with his or her right or the right of the Company or any Related Entity to terminate the Service Provider’s Continuous Service at any time, with or without Cause, and with or without notice. The ability of the Company or any Related Entity to terminate the employment of a Service Provider who is employed at will is in no way affected by its determination that the Service Provider’s Continuous Service has been terminated for Cause for the purposes of this Plan.
     c) No Effect on Retirement and Other Benefit Plans
     Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a “Retirement Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.
     d) Date of Grant
     Nothing contained in this Plan or in any resolution adopted or to be adopted by the Committee, the Board, or the shareholders of the Company shall constitute the granting of any option hereunder. The granting of an option pursuant to this Plan shall take place only when a written Award Agreement shall have been duly executed and delivered by or on behalf of the Company and the Service Provider (or his duly authorized attorney-in-fact) to whom such option is to be granted. In no event shall an Award of Incentive Stock Options be granted under the Plan after the tenth anniversary of the Effective Date.

     e) Leave of Absence/Company Transfer
     Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Service Provider will not cease to be an Employee in the case of (i) any leave of absence approved by the Company; or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the ninety-first (91st) day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Non-Statutory Stock Option.
     f) Restrictions on Transfer of Award
          Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.
     g) Withholding
          Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).
          The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (a) paying cash; (b) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld; or (c) delivering to the Company already-owned Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.
     h) Compliance with Laws Upon Delivery of Shares
          If at any time the Administrator determines that the delivery of Shares pursuant to the exercise, vesting or any other provision of an Award is or may be unlawful under Applicable Laws, the vesting or right to exercise an Award or to otherwise receive Shares pursuant to the terms of an Award shall be suspended until the Administrator determines that such delivery is lawful and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     i) Representations and Warranties of Participant
          As a condition to the exercise of an Award, the Company may require the Participant exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.
     j) Inability to Obtain Authority
          The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.
     k) Registration of Shares
          Except as set forth in the Award Agreement, the Company shall have no obligation to effect any registration or qualification of the Shares under federal or state laws.
     l) Unfunded Obligation
          Service Providers shall have the status of general unsecured creditors of the Company. Any amounts payable to Service Providers pursuant to the Plan shall be unfunded and unsecured obligations for all purposes. Neither the Company nor any Related Entity shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Service Provider account shall not create or constitute a trust or fiduciary relationship between the Administrator, the Company or any Related Entity and a Service Provider, or otherwise create any vested or beneficial interest in any Service Provider or the Service Provider’s creditors in any assets of the Company or a Related Entity. The Service Providers shall have no claim against the Company or any Related Entity for any changes in the value of any assets that may be invested or reinvested by the Company with respect to the Plan.
15) AMENDMENT; TERMINATION OF PLAN
     a) The Board may amend, suspend or discontinue this Plan at any time; however, no such action may prejudice the rights of any Participant who has prior thereto been granted an Award under this Plan, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company.

     b) The Board is authorized to seek the approval of the Company’s shareholders for any other changes it proposes to make to this Plan which require such approval, however, the Board may modify the Plan, as necessary, to effectuate the intent of the Plan as a result of any changes in the tax, accounting or securities laws treatment of Participants and the Plan, subject to the provisions set forth in this Section 15 and Sections 3(a) and 3(b).
     c) No amendment to this Plan which has the effect of (i) increasing the aggregate number of shares of stock subject to this Plan (except for adjustments pursuant to Section 13 herein); or (ii) changing the definition of Participant under this Plan, may be effective unless and until approved by the shareholders of the Company. The Company will obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.
     d) No Award may be granted during any suspension of the Plan or after termination of the Plan.
     e) No suspension or termination of the Plan (including termination of the Plan under Section 13) shall adversely affect any rights under Awards already granted to a Service Provider.
     f) Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.
16) CONSTRUCTION OF PLAN
     Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise. Where the context admits, words in any gender shall include any other gender.
17) GOVERNING LAW
     To the extent not superseded by federal law, this Plan is governed by, interpreted under and construed in all respects in accordance with the substantive laws of the State of Florida, without regard to the conflicts of law provision thereof.

SCHEDULE A

“Administrator”	means the Board or any of the Committees appointed to administer the Plan in accordance with Section 6 of the Plan.

“Applicable Laws”	means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

“Award”	means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares.

“Award Agreement”	means the written agreement evidencing the grant of an Award executed by the Company and the Service Provider, including any amendments thereto.

“Board”	means the Board of Directors of the Company.

“Cause”	means, with respect to the termination by the Company or a Related Entity of the Service Provider’s Continuous Service, that such termination is for “Cause” as such term (or word of like import) is expressly defined in a then-effective written agreement between the Service Provider and the Company or such Related Entity.

“Change in Control”	means the occurrence of any of the following events:

(i) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities;

(ii) The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;

(iii) A change in the composition of the Board occurring within a two (2)-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” means directors who either (A) are Directors as of the effective date of the Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

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(iv) The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

“Code”	means the Internal Revenue Code of 1986, as amended.

“Committee”	means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board in accordance with Section 6 of the Plan.

“Common Stock”	means the common stock, $______ par value, of the Company.

“Company”	means SCORPION PERFORMANCE, INC., a Florida corporation, or any successor entity.

“Consultant”	means any Person (other than an Employee or a Director, solely with respect to rendering services in such Person’s capacity as a Director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

“Continuous Service”	means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Consultant is not interrupted or terminated. In jurisdictions requiring notice in advance of an effective termination as an Employee, Director or Consultant, Continuous Service shall be deemed terminated upon the actual cessation of providing services to the Company or a Related Entity notwithstanding any required notice period that must be fulfilled before a termination as an Employee, Director or Consultant can be effective under Applicable Laws. A Service Provider’s Continuous Service shall be deemed to have terminated either upon an actual termination of Continuous Service or upon the entity for which the Service Provider provides services ceasing to be a Related Entity. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entity, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award Agreement). Notwithstanding the foregoing, except as otherwise determined by the Administrator, in the event of any spin-off of a Related Entity, service as an Employee, Director or Consultant for such Related Entity following such spin-off shall be deemed to be Continuous Service for purposes of the Plan and any Award under the Plan. An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave. For purposes of each Incentive Stock Option granted under the Plan, if such leave exceeds three (3) months, and reemployment upon expiration of such leave is not guaranteed by statute or contract, then the Incentive Stock Option shall be treated as a Non-Statutory Stock Option on the day three (3) months and one (1) day following the expiration of such three (3) month period.

“Director”	means a member of the Board or the board of directors of any Related Entity.

“Disability”	means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

“Effective Date”	__________, 2007, the date of approval of the Plan by the shareholders of the Company.

“Employee”	means any Person, including an Officer or Director, who is in the employ of the Company or any Related Entity, subject to the control and direction of the Company or any Related Entity as to both the work to be performed and the manner and method of performance. The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.

“Exchange Act”	means the Securities Exchange Act of 1934, as amended.

“Fair Market Value”	means, as of any date, the value of Common Stock determined as follows:

	i)	If the Common Stock is listed on one or more established stock exchanges or national market systems, including without limitation The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market of The NASDAQ Stock Market LLC, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Common Stock is listed (as determined by the Administrator) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

	ii)	If the Common Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, its Fair Market Value shall be the closing sales price for such stock as quoted on such system or by such securities dealer on the date of determination, but if selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

	iii)	In the absence of an established market for the Common Stock of the type described in (i) and (ii), above, the Fair Market Value thereof shall be determined by the Administrator in good faith.

“Fiscal Year”	means the fiscal year of the Company.

“Incentive Stock Option”	means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code

“Non-Statutory Stock Option”	means an Option not intended to qualify as an Incentive Stock Option.

“Officer”	means a Person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

“Option”	means an option to purchase Shares pursuant to an Award Agreement granted under the Plan.

“Parent”	means a “parent corporation”, whether now or hereafter existing, as defined in Section 424(e) of the Code.

“Participant”	shall mean a current or former Employee, Director, or Consultant who has outstanding an Award granted under the Plan.

“Performance Share”	means an Award denominated in Shares that may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine pursuant to Section 12.

“Performance Unit”	means an Award that may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 12.

“Person”	means a natural Person, corporation, trust, partnership, joint venture, association, limited liability company or other business or other legal entity of any kind.

“Plan”	means this 2007 Equity Incentive Plan.

“Related Entity”	means any Parent or Subsidiary of the Company.

“Restricted Stock”	means Shares issued pursuant to a Restricted Stock award under Section 9 of the Plan, or issued pursuant to the early exercise of an Option, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Administrator.

“Restriction Period”	means the period during which the transfer of Shares of Restricted Stock is subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

“Restricted Stock Unit”	means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 10. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

“Rule 16b-3”	means Rule 16b-3 promulgated under the Exchange Act or any successor thereto.

“Service Provider”	means an Employee, Director or Consultant who receives an Award under the Plan.

v

“Share”	means a share of the Common Stock, as adjusted in accordance with Section 13 of the Plan.

“Stock Appreciation Right”	means an Award, granted alone or in connection with an Option, that pursuant to Section 11 is designated as a Stock Appreciation Right.

“Subsidiary”	means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

vi